As filed with the Securities and Exchange Commission on October 22, 2012

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	11-2708279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4 West Second Street Riverhead, New York 11901 (631) 208-2400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Howard C. Bluver

President and Chief Executive Officer

4 West Second Street

Riverhead, New York 11901

(631) 208-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Shapiro, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $2.50 per share	1,783,000	14.67	26,147,695.00	3,566.55

(1)	This estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and is based on the average of the high and low sales price of our stock reported by the Nasdaq Global Select Market on October 19, 2012, which was $14.67.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 22, 2012

PROSPECTUS

SUFFOLK BANCORP

1,783,000 Shares of

Common Stock

This prospectus relates to up to 1,783,000 shares of our common stock, par value $2.50 per share, which may be offered for sale from time to time by the selling securityholders named in this prospectus. The shares of common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of common stock offered by this prospectus and any prospectus supplement may be offered by the selling securityholders directly to investors or to or through underwriters, dealers or other agents. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling securityholders. The registration of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling securitiyholders.

Our common stock is listed for trading on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “SUBK.” On October 19, 2012, the last reported sale price of our common stock on the Nasdaq was $14.54 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 2 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING ANY SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY.

The date of this prospectus is [•], 2012

-i-

ABOUT THIS PROSPECTUS

As used in this prospectus, the terms “we,” “our,” “ours,” “us” and the “company” refer to Suffolk Bancorp, a New York corporation and its wholly owned subsidiaries, unless the context suggests otherwise. Suffolk Bancorp is a holding company and conducts operations primarily through its wholly owned subsidiary, The Suffolk County National Bank of Riverhead, a national banking association.

This prospectus is part of a resale registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this process, the selling securityholders may offer and sell, from time to time, an aggregate of up to 1,783,000 shares of our common stock under the prospectus. In some cases, the selling securityholders will also be required to provide a prospectus supplement containing specific information about the selling securityholders and the terms on which they are offering and selling Suffolk Bancorp common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement, and all documents incorporated by reference herein, together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before you make any investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable supplement to this prospectus. Neither we nor the selling securityholders have authorized anyone to provide you with information or make any representation different from that contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since the respective dates of this prospectus, any accompanying prospectus supplement or any information we have incorporated by reference.

SUMMARY

This summary does not contain all of the information you should consider before investing in any securities offered pursuant to this prospectus. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” Our principal executive offices are located at 4 West Second Street, Riverhead, New York and our telephone number is (631) 208-2400.

About Suffolk Bancorp and The Suffolk County National Bank of Riverhead

Suffolk Bancorp was incorporated on January 2, 1985 as a bank holding company. On that date, Suffolk Bancorp acquired, and currently owns, all of the outstanding capital stock of The Suffolk County National Bank of Riverhead (the “Bank”). The business of Suffolk Bancorp consists primarily of the ownership, supervision, and control of its banking subsidiary.

The Bank was organized under the national banking laws of the United States of America on January 6, 1890. The Bank is a member of the Federal Reserve System, and its deposits are insured by the Federal Deposit Insurance Corporation to the extent provided by law. The Bank’s main service area includes the towns of Babylon, Brookhaven, East Hampton, Islip, Riverhead, Smithtown, Southampton, and Southold, New York. The main office of the Bank is located at 6 West Second Street, Riverhead, New York. The Bank’s branch offices are located in Amityville, Bohemia, Center Moriches, Cutchogue, Deer Park, East Hampton, Hampton Bays, Hauppauge, Manorville, Mattituck, Medford, Middle Island, Miller Place, Montauk, Port Jefferson, Port Jefferson Station, Riverhead, Sag Harbor, Sayville, Shoreham, Smithtown, Southampton, Wading River, Water Mill, West Babylon, and Westhampton Beach, New York.

The Bank is a full-service bank serving the needs of the local residents of Suffolk County. Most of the Bank’s business is devoted to serving those residing in the immediate area of its main and branch offices. The Bank’s services include checking accounts, savings accounts, time and savings certificates, money market accounts, negotiable-order-of-withdrawal accounts, holiday club accounts and individual retirement accounts; secured and unsecured loans, including commercial loans to individuals, partnerships and corporations, agricultural loans to farmers, installment loans to finance small businesses and automobile loans; home equity and real estate mortgage loans; safe deposit boxes; trust and estate services; the sale of mutual funds and annuities; and the maintenance of a master pension plan for self-employed individuals’ participation.

Recent Developments

Private Placement

The securities offered in this prospectus relate to the potential resale of 1,783,000 shares of our common stock. We issued the 1,783,000 shares of common stock to the selling securityholders on September 19, 2012 in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 506 of Regulation D (the “Private Placement”), pursuant to separate Securities Purchase Agreements, each dated September 18, 2012, between each selling securityholder and Suffolk Bancorp (the “Securities Purchase Agreements”). In connection with the Private Placement, we agreed to file this registration statement to register the shares of common stock issued to the selling securityholders pursuant to the Securities Purchase Agreements within sixty days from the closing of the Private Placement. We also agreed to use reasonable best efforts to cause such registration statement to be declared or become effective within such deadline and to keep it continuously effective and in compliance with the Securities Act until such time as the shares of common stock issued to the selling securityholders in the Private Placement (i) have been sold pursuant to an effective registration statement, (ii) cease to be outstanding or (iii) are sold in a private transaction in which the transferee does not acquire the transferor’s rights under the Securities Purchase Agreement.

In connection with the Private Placement, we sold an aggregate of 56,533 shares of common stock to certain of our directors and officers, pursuant to separate securities purchase agreements, each dated September 18, 2012, at a price per share equal to $16.44, which was the closing bid price immediately prior to the execution of the securities purchase agreements. The directors and officers were not granted registration rights in connection with this issuance.

Legal Proceedings Update

On July 11, 2011 a shareholder derivative action, Robert J. Levy v. J. Gordon Huszagh, et al., No. 11 Civ. 3321 (JS), was filed in the U.S. District Court for the Eastern District of New York against certain current and former directors of Suffolk Bancorp and a former officer of the Suffolk Bancorp. Suffolk Bancorp was named as a nominal defendant. The complaint seeks damages against the individual defendants in an unspecified amount, and alleges that the individual defendants breached their fiduciary duties by making improper statements regarding the sufficiency of our allowance for loan losses and loan portfolio credit quality, and by failing to establish sufficient allowances for loan losses and to establish effective credit risk management policies. On September 30, 2011, we and the current and former director defendants filed a motion to dismiss the complaint. On September 28, 2012, the court granted our motion to dismiss and granted the plaintiff 30 days to file an amended complaint.

Additional discussion of legal proceedings we face is contained in the documents incorporated herein by reference. For more information, see “Information Incorporated by Reference.”

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the specific risks set forth under “Risk Factors” in the applicable prospectus supplement, under “Risk

Factors” under Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and under “Risk Factors” under Item 1A of Part II of our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012, as amended, and the three and six months ended June 30, 2012, as amended, each of which is incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus before making an investment decision. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Special Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities. For more information, see “Information Incorporated by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current forecast of certain aspects of our future. You can generally identify forward-looking statements by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this prospectus. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by our forward-looking statements. Such risks, uncertainties and assumptions include, among other things:

•

failure by us to comply with our written agreement with the Office of the Comptroller of the Currency (the “OCC”) or the individual minimum capital ratios for the Bank established by the OCC and the cost of compliance with our written agreement;

•	management’s ability to effectively execute our business plan;

•	our inability to raise additional capital if and when necessary on acceptable terms, or at all;

•

costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews;

•	changes in capital classification;

•	local, regional and national economic conditions and events and the impact they may have on us and our customers;

•	changes in the economy affecting real estate values;

•	our inability to attract and retain deposits;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	variations in the ability and propensity of consumers and businesses to borrow, repay or deposit money, or to use other banking and financial services;

•	effect of additional provision for loan losses;

•	long-term trends in our market capitalization;

•	continued listing of our common stock on the Nasdaq;

•	effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	inflation, interest rate, cost of funds, securities market and monetary fluctuations;

•	political instability, acts of war or terrorism or natural disasters such as earthquakes or fires;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes, including the implementation of new systems;

•	changes in our organization, management, compensation and benefit plans;

•	competitive pressures from other financial institutions;

•	continued consolidation in the financial services industry;

•	our inability to maintain or increase market share and control expenses;

•	continued volatility in the credit and equity markets and its effect on the general economy;

•

effect of changes in laws and regulations (including enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in laws concerning banking, taxes and securities) with which we must comply;

•	effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; and

•

the other factors detailed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012, as amended, and the three and six months ended June 30, 2012, as amended, each of which is incorporated by reference herein.

All forward-looking statements in this prospectus should be considered in the context of these risk factors. These forward-looking statements speak only as of this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling securityholders. The selling securityholders identified in this prospectus will receive the proceeds from any such sale of the shares.

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

(b) in the over-the-counter market;

(c) in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

(d) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(e) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(f) an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities are listed;

(g) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(h) privately negotiated transactions;

(i) short sales;

(j) the writing of options on the securities, whether or not the options are listed on an options exchange;

(k) the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(l) one or more underwritten offerings on a firm commitment or best efforts basis;

(m) sales pursuant to Rule 144;

(n) any combination of any of these methods of sale; and

(o) any other method permitted pursuant to applicable law.

The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder will decrease. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales and to return borrowed shares in connection with such short sales.

To the extent required under the Securities Act, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify the selling securityholders named herein against certain liabilities that they may incur in connection with the sale of the shares registered hereunder, including liabilities arising under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto.

The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay all expenses in connection with this offering other than discounts, selling commissions, stock transfer taxes and fees and disbursements of counsel to the selling securityholders.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, as amended, which are incorporated by reference herein. The terms of our common stock may also be affected by New York law.

General

We have authority to issue 15,000,000 shares of common stock, $2.50 par value per share. As of October 19, 2012, there were 11,566,347 shares of common stock outstanding, held of record by 1,357 securityholders.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the securityholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to preferences that may be applicable to any other class or series of securities then outstanding, holders of common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds.

Liquidation

Subject to preferences that may be applicable to any other class or series of securities then outstanding, the holders of common stock will be entitled to receive, on a pro rata basis, all our remaining assets available for distribution to securityholders in the event of our liquidation (whether voluntary or involuntary), dissolution or winding up.

Rights and Preferences

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Non-assessable

All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Provisions

The following summarizes certain provisions of our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, as amended, which are incorporated by reference herein.

General

Some provisions of New York law, federal banking regulations, our certificate of incorporation and our bylaws, as amended, contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that securityholders may otherwise consider to be in their best interests or in our best interests, including transactions that might result in a premium over the market price for our shares of common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

New York Anti-Takeover Statute

We are subject to Section 912 of the New York Business Corporation Law (the “NYBCL”), which prohibits persons deemed “interested shareholders” from engaging in a “business combination” with a New York corporation for five years following the date these persons become interested shareholders unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested shareholder” is a person who, together with affiliates and associates, owns, or within five years prior to the determination of interested securityholder status did own, 20% or more of a corporation’s outstanding voting stock. Generally, a “business combination” includes a merger, consolidation, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of New York law, our certificate of incorporation and our bylaws, as amended, could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that securityholders may otherwise deem to be in their best interests.

Classified Board

Our board of directors is divided into three classes. Each class has a term of three years, with the term of each class expiring in successive years, and consists, as nearly as possible, of one-third of the number of directors constituting the entire board. Accordingly, at least two annual meetings of securityholders may be required to effect a change in a majority of our board. The classification of our board into three separate classes could discourage, delay or prevent a takeover of us.

Advance Notification Provisions for Securityholder Nomination of Directors

Nominations for directors may be made by the board or by any holder of record of any outstanding class of capital stock entitled to vote for the election of directors. Nominations for directors, other than those approved by the board, must be delivered or mailed to the Secretary of Suffolk Bancorp not less than 14 days nor more than 50 days prior to the scheduled date of the meeting; provided, however, that if less than 21 days’ notice of the meeting is given to the securityholders, such nominations shall be mailed or delivered to the President of Suffolk Bancorp not later than the close of business on the 7th day following the day on which notice of the meeting was mailed to the securityholders.

Election and Removal of Directors

Our certificate of incorporation and bylaws provide that each of our directors serves until a successor is elected and qualified or until his death, retirement, resignation or removal for cause. Any vacancy in our board of directors, including any vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other classes if there is no remaining member of the class in which the vacancy occurs. Any director appointed to fill a vacancy will hold office until the next annual meeting and until his successor is elected and qualified. No director may be removed except for cause. The approval of not less than 70% of the outstanding shares entitled to vote is required to amend these provisions.

Banking Regulations

The Bank Holding Company Act of 1956, as amended, and the Change in Bank Control Act of 1978, as amended, together with federal regulations, require that, depending on the particular circumstances, either regulatory approval must be obtained or notice must be furnished to the appropriate regulatory agencies and not disapproved prior to any person or entity acquiring “control” of a national bank, such as the Bank. These provisions may prevent a merger or acquisition that would be attractive to securityholders and could limit the price investors would be willing to pay in the future for our common stock.

SELLING SECURITYHOLDERS

The table below sets forth information regarding beneficial ownership of our common stock by the selling securityholders. When we refer to the “selling securityholders” in this prospectus we mean the persons listed in the table below and any successors, including transferees thereof. The selling securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. The selling securityholders acquired the shares of common stock offered under this prospectus in a private placement exempt from registration under the Securities Act in reliance upon Rule 506 of Regulation D, which closed on September 19, 2012. See “Summary—Recent Developments” above.

We do not know when or in what amounts the selling securityholders may offer securities for sale, if at all. It is possible that the selling securityholders will not sell any or all of the securities offered under this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus and because we have been advised that there are currently no agreements, arrangements or understanding with respect to the sale of any such securities, we cannot estimate the number of securities that will be held by the selling securityholders after the completion of this offering. Solely for purposes of the table below, we have assumed that the selling securityholders will sell all of their shares offered pursuant this prospectus.

The selling securityholders do not have any position, office or other material relationship with us or any of our affiliates, nor have they had any position, office or material relationship with us or any of our affiliates within the past three years. The number of shares beneficially owned by each securityholder and each securityholder’s percentage ownership prior to the offering is based on its outstanding shares of common stock as of October 19, 2012. The percentage of ownership indicated in the following table is based on 11,566,347 shares of common stock outstanding on October 19, 2012.

Information with respect to beneficial ownership has been furnished by each selling securityholder. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, based on the information supplied to us by or on behalf of the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker-dealer.

	Beneficial Ownership
Selling Securityholders:	Number of Shares Beneficially Owned Prior to Offering	Maximum Shares Being Offered	Number of Shares Beneficially Owned After Offering(1)	Percentage of Shares Beneficially Owned
				Before Offering	After Offering(1)
Banc Fund VII L.P. (2)	117,500	112,500	5,000	1.02%	*
Banc Fund VIII L.P. (3)	296,290	262,500	33,790	2.56%	*
EJF Debt Opportunities Master Fund, LP (4)	82,997	82,997	0	*	0.00%
EJF Debt Opportunities Master Fund II, LP (5)	102,511	102,511	0	*	0.00%
EJF Financial Services Fund, LP (6)	116,364	116,364	0	1.01%	0.00%
LAM Financial Holdings LLLP (7)	1,400	1,400	0	*	0.00%
HHMI VII LLC (8)	16,728	16,728	0	*	0.00%
Stieven Financial Investors, LP (9)	255,000	255,000	0	2.20%	0.00%
Stieven Financial Offshores Investors, Ltd (9)	52,259	45,000	7,259	*	*
John Hancock Bank and Thrift Opportunity Fund (10)	90,129	89,681	448	*	*
John Hancock Regional Bank Fund (10)	151,071	150,319	752	1.31%	*
Ithan Creek Master Investment Partnership (Cayman) II, L.P (11)	20,200	4,600	15,600	*	*
Bay Pond Partners, L.P (11)	280,799	78,200	202,599	2.43%	1.75%
Bay Pond Investors (Bermuda) L.P. (11)	130,887	47,200	83,687	*	*
Ithan Creek Master Investors (Cayman) L.P (11)	103,510	18,800	84,710	1.13%	*
Wolf Creek Partners, L.P. (11)	32,370	16,700	15,670	*	*
Wolf Creek Investors (Bermuda) L.P (11)	35,165	14,500	20,665	*	*
Moors and Mendon MasterFund L.P. (12)	67,500	67,500	0	*	0.00%
Burnham Financial Services Fund (12)	67,500	67,500	0	*	0.00%
Hutchin Hill Capital Primary Fund, Ltd (13)	120,000	120,000	0	1.04%	0.00%
Basswood Opportunity Partners, LP (14)	13,100	13,100	0	*	0.00%
Basswood Opportunity Fund, Inc. (14)	7,300	7,300	0	*	0.00%
Basswood Financial Fund, LP (14)	19,813	13,990	5,823	*	*
Basswood Financial Enhanced Fund, LP (14)	701	502	199	*	*
Basswood Enhanced Long Short Fund, LP (14)	102,062	65,108	36,954	*	*
New Ground Capital Master Fund Ltd	7,000	7,000	0	*	0.00%
Iron Bay Fund, LP (15)	6,000	6,000	0	*	0.00%
Total	2,296,156	1,783,000	513,156	19.85%	4.43%

*	Does not exceed one percent
(1)	For purposes of this table only, we have assumed that the selling securityholders will sell all of their shares offered pursuant to this prospectus.

(2)	Banc Fund VII L.P. is controlled by its general partner, MidBanc VII L.P. MidBanc VII L.P. is controlled by its general partner, The Banc Funds Company, L.L.C. The Banc Funds Company, L.L.C. is controlled by its member, Charles J. Moore. Charles J. Moore may be deemed to have voting and investment power over these shares.
(3)	Banc Fund VIII L.P. is controlled by its general partner, MidBanc VIII L.P. MidBanc VIII L.P. is controlled by its general partner, The Banc Funds Company, L.L.C. The Banc Funds Company, L.L.C. is controlled by its member, Charles J. Moore. Charles J. Moore may be deemed to have voting and investment power over these shares.
(4)	EJF Debt Opportunities GP, LLC is the general partner of EJF Debt Opportunities Master Fund, LP. EJF Capital LLC is the sole member of EJF Debt Opportunities GP, LLC. Emanuel J. Friedman and Neal J. Wilson are the Chief Executive Officer and Chief Operating Officer, respectively, of EJF Capital LLC. Each of EJF Debt Opportunities GP, LLC, EJF Capital LLC and Messers Friedman and Wilson share voting and investment power over the shares owned by EJF Debt Opportunities Master Fund LP.
(5)	EJF Debt Opportunities II GP, LLC is the general partner of EJF Debt Opportunities Master Fund II, LP. EJF Capital LLC is the sole member of EJF Debt Opportunities II GP, LLC. Emanuel J. Friedman and Neal J. Wilson are the Chief Executive Officer and Chief Operating Officer, respectively, of EJF Capital LLC. Each of EJF Debt Opportunities II GP, LLC, EJF Capital LLC and Messers Friedman and Wilson share voting and investment power over the shares owned by EJF Debt Opportunities Master Fund II, LP.
(6)	EJF Financial Services GP, LLC is the general partner of EJF Financial Services Fund, LP. EJF Capital LLC is the sole member of EJF Financial Services GP, LLC. Emanuel J. Friedman and Neal J. Wilson are the Chief Executive Officer and Chief Operating Officer, respectively, of EJF Capital LLC. Each of EJF Financial Services GP, LLC, EJF Capital LLC and Messers Friedman and Wilson share voting and investment power over the shares owned by EJF Financial Services Fund, LP.
(7)	EJF Capital LLC is the investment manager of LAM Financial Holdings LLLP. Emanuel J. Friedman and Neal J. Wilson are the Chief Executive Officer and Chief Operating Officer, respectively, of EJF Capital LLC. Each of EJF Capital LLC and Messers Friedman and Wilson share voting and investment power over the shares owned by LAM Financial Holdings LLLP, pursuant to an Investment Management Agreement dated February 1, 2012.
(8)	EJF Capital LLC is the investment manager of HHMI VII LLC. Emanuel J. Friedman and Neal J. Wilson are the Chief Executive Officer and Chief Operating Officer, respectively, of EJF Capital LLC. Each of EJF Capital LLC and Messers Friedman and Wilson share voting and investment power over the shares owned by HHMI VII LLC, pursuant to an Investment Management Agreement dated March 22, 2012.
(9)	Joseph A. Stieven, Stephen L. Covington and Daniel M. Ellefson, all members of Stieven Capital GP, LLC, the general partner of Stieven Financial Investors, L.P., and managing directors of Stieven Capital Advisors, L.P., the investment manager of Stieven Financial Investors, L.P. and Stieven Financial Offshore Investors, Ltd., share voting and investment power over the 255,000 and 52,259 shares of our common stock held by Stieven Financial Investors, L.P. and Stieven Financial Offshore Investors, Ltd., respectively.
(10)	Manulife Asset Management, US, LLC, the investment manager respectively of John Hancock Bank and Thrift Opportunity Fund and John Hancock Regional Bank Fund, has voting and investment power over these securities.
(11)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts. Ithan Creek Master Investment Partnership (Cayman) II, L.P, Bay Pond Partners, L.P, Bay Pond Investors (Bermuda) L.P., Ithan Creek Master Investors (Cayman) L.P, Wolf Creek Partners, L.P. and Wolf Creek Investors (Bermuda) L.P, have indicated that they are affiliates of a registered broker-dealer. They each have represented that they acquired their securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.
(12)	Anton Schutz is the President and CIO of Mendon Capital Advisors Corp. Mendon Capital Advisors Corp is the Sub-advisor to the Burnham Financial Services Fund and Advisor to the Moors and Mendon Master Fund LP. Each of Anton Schutz and Mendon Capital Advisors Corp. has voting and investment power on their securities. Burnham Financial Services Fund has indicated that it is an affiliate of a registered broker-dealer. It has represented that it acquired its securities in the ordinary course of business and, at the time of the acquisition of the securities, had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(13)	Hutchin Hill Capital, LP, the investment manager of Hutchin Hill Capital Primary Fund, Ltd., has voting and investment power with respect to the 120,000 shares of our common stock held by Hutchin Hill Primary Fund, Ltd. Neil A. Chriss is the managing member of Hutchin Hill Capital GP, LLC, which is the general partner of Hutchin Hill Capital, LP. Neil A. Chriss disclaims beneficial ownership over these securities.
(14)	Basswood Capital Management, L.L.C. (the “Management Company”) is the investment manager or adviser to Basswood Opportunity Partners, LP, Basswood Opportunity Fund, Inc., Basswood Financial Fund, LP, Basswood Financial Enhanced Fund, LP and Basswood Enhanced Long Short Fund, LP, (collectively, the “Funds”), and consequently has the authority to vote and to dispose of the securities held by the Funds. Basswood Partners, L.L.C. (“Basswood Partners”), is the general partner of each of Basswood Opportunity Partners, LP, Basswood Financial Fund, LP and Basswood Financial Enhanced Fund, LP and may be deemed to have beneficial ownership of, and share voting and dispositive power over, shares of securities held directly by such Funds. Basswood Enhanced Long Short GP, LLC (“Basswood Long Short GP”) is the general partner of Basswood Enhanced Long Short Fund, LP and may be deemed to have beneficial ownership of, and share voting and dispositive power over, shares of securities held directly by such Fund. Matthew Lindenbaum and Bennett Lindenbaum are the managing members of the Management Company, Basswood Partners and Basswood Long Short GP and may be deemed to have beneficial ownership of, and share voting and dispositive power over, shares of securities held directly by the Funds.
(15)	Iron Bay Capital GP, LLC is the general partner of Iron Bay Fund, LP. Iron Bay Capital GP, LLC is controlled by its member, Robert Bolton. Each of Iron Bay Capital GP, LLC and Mr. Bolton share voting and investment power over the shares owned by Iron Bay Fund, LP.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded on Nasdaq under the symbol “SUBK.” The following table sets forth, for the periods indicated, the quarterly high and low sale prices of our common stock on Nasdaq and the cash dividends declared on the common stock.

	High	Low	Dividend
Fiscal Year 2012
Fourth Quarter (through October 19, 2012)	$15.92	$14.25	—
Third Quarter	16.80	11.53	—
Second Quarter	13.72	11.26	—
First Quarter	13.82	11.51	—
Fiscal Year 2011
Fourth Quarter	$11.18	$7.63	—
Third Quarter	14.04	7.62	—
Second Quarter	21.77	13.71	—
First Quarter	25.74	19.80	—
Fiscal Year 2010
Fourth Quarter	$27.61	$24.45	$0.15
Third Quarter	30.76	23.39	0.22
Second Quarter	33.21	28.48	0.22
First Quarter	32.60	25.00	0.22

The last reported sale price of our common stock on Nasdaq on October 19, 2012 was $14.54 per share.

The number of record holders of our common stock on October 19, 2012 was 1,357.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables list as of October 19, 2012, the number of shares of the our common stock owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the our outstanding shares of common stock; (ii) each of our directors and executive officers; and (iii) all of our directors and executive officers as a group. Information relating to beneficial ownership of our common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days of October 19, 2012. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. The percentages below are calculated based on 11,566,347 shares of our common stock issued and outstanding as of October 19, 2012. Unless otherwise indicated, the beneficial owners listed below may be contacted at our corporate headquarters located at 4 West Second Street, Riverhead, New York 11901.

Security Ownership of Certain Beneficial Owners

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class(a)
Common Stock	Wellington Management Co. LLP(b) 280 Congress Street Boston, Massachusetts 02210	1,080,127	9.34%

Common Stock	BlackRock Inc.(c) 40 East 52nd Street New York, NY 10022	653,315	5.65%

(a)	There were 11,566,347 shares of common stock outstanding as of October 19, 2012. The “Percent of class” for each of the persons in the table was calculated by using the disclosed number of beneficially owned shares as the numerator and the number of our outstanding common shares as of October 19, 2012 as the denominator.
(b)	Based on Schedule 13G filed with the Securities and Exchange Commission as of February 14, 2012.
(c)	Based on Schedule 13G filed with the Securities and Exchange Commission as of February 13, 2012.

The following table details security ownership of our directors and named executive officers as of October 19, 2012:

Security Ownership of Management

Title of class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class(a)
Common Stock	Directors
	Steven M. Cohen	3,520	*
	James E. Danowski	29,451	*
	Terence X. Meyer	21,435	*
	Howard C. Bluver	16,732	*
	Joseph A. Gaviola	5,174	*
	Edgar F. Goodale	107,014	*
	David A. Kandell	23,758	*
	Susan V. B. O’Shea	27,613	*
	John D. Stark Jr.	35,677	*

	Name Executive Officers
	Frank D. Filipo(b)	22,087	*
	Brian K. Finneran	15,472	*
	Karen A. Hamilton	4,020	*
	Michael R. Orsino	2,973	*
	Directors and Executive Officers as a Group (13 people)(b)	314,926	2.72%

*	Does not exceed one percent
(a)	There were 11,566,347 shares of common stock outstanding as of October 19, 2012. The “Percent of class” for each of the persons in the table was calculated by using the disclosed number of beneficially owned shares as the numerator and the sum of (i) the number of our outstanding common shares as of October 19, 2012 and (ii) the number of our common shares which that person has a right to acquire beneficial ownership of within 60 days of October 19, 2012 (including pursuant to currently exercisable options), as the denominator.
(b)	Includes exercisable options to purchase 16,500 shares.

LEGAL MATTERS

Wachtell, Lipton, Rosen & Katz, New York, New York has issued an opinion regarding the validity of the shares of common stock offered by this prospectus.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2011 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated by reference in this Prospectus and in the registration statement have been so included in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the company’s internal control over financial reporting as of December 31, 2011) incorporated by reference herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

Grant Thornton, LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the two-years ended December 31, 2010 included in our Annual Report on Form 10-K for the year ended December 31, 2011 as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements for the two-years ended December 31, 2010 have been so incorporated by reference in reliance on the report of Grant Thornton, LLP upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You may also access filed documents on our website, www.scnb.com. The information contained on our Website is not incorporated by reference in this prospectus and any accompanying prospectus supplement, and you should not consider it a part of this prospectus and any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

This prospectus and any accompanying prospectus supplement incorporate important business and financial information about us that is not included in or delivered with this prospectus and any accompanying prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information in this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•

our Annual Report on Form 10-K filed with the SEC on March 30, 2012 (and related Form 12b-25 filed in connection therewith on March 16, 2012). See below with respect to the retroactive application of ASU 2011-5, Presentation of Comprehensive Income, as revised by ASU 2011-12;

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 10, 2012, as amended on May 11, 2012, and for the quarter ended June 30, 2012 filed with the SEC on August 9, 2012, as amended on September 6, 2012;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 20, 2012;

•

our Current Reports on Form 8-K filed with the SEC on January 3, 2012, January 25, 2012, February 7, 2012, March 13, 2012, April 5, 2012, May 30, 2012, June 19, 2012, and September 20, 2012, and on Form 8-K/A filed with the SEC on March 30, 2012; and

•	the description of our common stock in our Form 8-B filed with the SEC on May 6, 1985, including any subsequently filed amendments and reports updating such description.

The financial statements included in the documents incorporated by reference into this prospectus should be viewed along with the following table, which presents the retroactive application of ASU 2011-5, Presentation of Comprehensive Income, as revised by ASU 2011-12. ASU 2011-5 does not change any historical financial information regarding stockholders’ equity previously disclosed in the company’s public filings. Management of the company does not believe that the company’s financial statements for the years ended December 31, 2009, 2010 and 2011 need to be restated in conjunction with the adoption of this ASU. All other financial statements included in the documents incorporated by reference herein remain unchanged as a result of the adoption of ASU 2011-5 and, therefore, have not been re-presented here.

Suffolk Bancorp and Subsidiaries

Consolidated Statements of Comprehensive (Loss) Income

For the Years Ended December 31, 2011, 2010 and 2009

(In thousands)

	For the Years Ended December 31,
	2011	2010 Restated	2009
Net (Loss) Income	$(78)	$6,256	$22,548

Other Comprehensive (Loss) Income, Net of Taxes and Reclassification Adjustments
Increase in Unrealized Gains on Securities Available for Sale Arising During the Year	5,636	1,899	7,307
Non-Credit Loss Portion of Other-Than-Temporary- Impairment of Securities Available for Sale	(1,039)	—	—
Pension and Post-Retirement Plan Benefit Obligation (Loss) Gain	(5,438)	(2,421)	2,416

Total Other Comprehensive (Loss) Income, Net of Taxes	(841)	(522)	9,723

Total Comprehensive (Loss) Income	$(919)	$5,734	$32,271

We will provide at no cost to each person to whom this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement. Requests for such copies should be directed to:

Suffolk Bancorp

4 West Second Street

Riverhead, New York 11901

(631) 208-2400

Attention: General Counsel

These documents may also be accessed through our Website at www.scnb.com or as described above under the heading “Where You Can Find More Information.” The information contained in, or that can be accessed through, our Website is not a part of this prospectus and any accompanying prospectus supplement.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that we will indemnify our directors and officers, to the fullest extent permitted by the NYBCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Suffolk Bancorp in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

	Amount to be Paid
SEC registration fee		$3,566.55
Legal fees and expenses		(1)
Accounting fees and expenses		$212,000
Printing expenses		(1)
Transfer agent and registrar fees and expenses		(1)
Miscellaneous expenses		(1)
Total	$	[•]

(1)	Estimated expenses are not presently known.

Item 14.	Indemnification of Directors and Officers.

Our bylaws provide that we shall indemnify any person made a party to an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he (or she), his (or her) testator or intestate, is or was a director or officer of Suffolk Bancorp, against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him (or her) in connection with the defense of such action, or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation, as such duty is defined in Section 717 or Section 715(h) of the New York Business Corporation Law (the “NYBCL”). Subject to the NYBCL, we shall also indemnify any person made, or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation, domestic or foreign, which he or she served in any capacity at Suffolk Bancorp’s request, by reason of the fact that he (or she), his (or her) testator or intestate was a director or officer of Suffolk Bancorp or served it in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of Suffolk Bancorp and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

We may purchase and maintain insurance for our own indemnification and for that of our directors and officers and other proper persons in accordance with the NYBCL. We maintain and pay premiums for directors’ and officers’ liability insurance policies.

The foregoing summaries are necessarily subject to the complete text of the NYBCL, our articles of incorporation and our bylaws, as amended, and are qualified in their entirety by reference thereto.

Item 15.	Recent Sales of Unregistered Securities

On September 19, 2012, we sold 1,783,000 shares of our common stock to 27 accredited investors that are the selling securityholders identified in the prospectus that is part of this registration statement in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 506 of Regulation D. The shares of common stock were sold at a price of $13.50 per share, for aggregate total gross proceeds of approximately $24 million. We did not engage in any general solicitation or advertising with regard to the issuance and sale of the common stock and did not offer securities to the public in connection with the issuance and sale. Keefe, Bruyette &Woods, Inc. acted as placement agent for us in the Private Placement.

On September 24, 2012, we also sold an aggregate of 56,533 shares of common stock to certain of our directors and officers, pursuant to separate securities purchase agreements, each dated September 18, 2012, at a price per share equal to $16.44, which was the closing bid price immediately prior to the execution of the securities purchase agreements. The shares of common stock were sold in a private placement exempt from registration under the Securities Act, in reliance upon Rule 506 of Regulation D. We did not engage in any general solicitation or advertising with regard to the issuance and sale of the common stock and did not offer securities to the public in connection with the issuance and sale.

Item 16.	Exhibits.

Exhibit Number	Description

3.1	Certificate of Incorporation of Suffolk Bancorp (filed by incorporation by reference to Exhibit 3.(i) to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 1999, filed March 10, 2000)

3.2	Bylaws of Suffolk Bancorp (filed by incorporation by reference to Exhibit 3.(ii) to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 1999, filed March 10, 2000)

3.3	Amendment to Bylaws of Suffolk Bancorp (filed by incorporation by reference to Exhibit 3.1 to Suffolk Bancorp’s Current Report on Form 8-K, filed April 5, 2012)

4.1	Specimen Stock Certificate for Common Stock

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1	Suffolk Bancorp 2009 Stock Incentive Plan (filed by incorporation by reference to Exhibit C to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2008, filed March 13, 2009)

10.2	Suffolk Bancorp Form of Change-of-Control Employment Contract (filed by incorporation by reference to Exhibit D to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2008, filed March 13, 2009)

10.3	Suffolk Bancorp Form of Change-of-Control Employment Contract (filed by incorporation by reference to Exhibit 10.3 to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2011, filed March 30, 2012)

10.4	Suffolk Bancorp Form of Option Agreement (filed by incorporation by reference to Exhibit 10.4 to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2011, filed March 30, 2012)

10.5	Suffolk Bancorp Severance Agreement (filed by incorporation by reference to Exhibit 99.1 to Suffolk Bancorp’s report on Form 10-Q for the quarterly period ended June 30, 2011, filed December 20, 2011)

10.6	Suffolk Bancorp Letter Agreement (filed by incorporation by reference to Exhibit 10.1 to Suffolk Bancorp’s Current Report on Form 8-K, filed January 3, 2012)

10.7	Form of Securities Purchase Agreement, dated as of September 18, 2012, by and between Suffolk Bancorp and the investor signatory thereto (filed by incorporation by reference to Exhibit 10.1 to Suffolk Bancorp’s Current Report on Form 8-K, filed September 20, 2012)

10.8	Form of Loan Purchase Agreement, dated as of September 19, 2012, by and between The Suffolk County National Bank of Riverhead and the purchaser signatory thereto (filed by incorporation by reference to Exhibit 10.2 to Suffolk Bancorp’s Current Report on Form 8-K, filed September 20, 2012)

16.1	Grant Thornton, LLP’s letter dated January 25, 2012 (filed by incorporation by reference to Exhibit 10.1 to Suffolk Bancorp’s Current Report on Form 8-K, filed January 25, 2012)

21.1	Subsidiaries of the Registrant (filed by incorporation by reference to Exhibit 22.1 to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2011, filed March 30, 2012)

23.1	Consent of BDO USA, LLP

23.2	Consent of Grant Thornton, LLP

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1)

24.1	Power of Attorney

Item 17.	Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(D) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverhead, State of New York, on this 22nd day of October, 2012.

SUFFOLK BANCORP

By:	/s/ Howard C. Bluver
Howard C. Bluver
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Howard C. Bluver Howard C. Bluver	President, Chief Executive Officer & Director (Principal Executive Officer)	October 22, 2012

/s/ Brian K. Finneran Brian K. Finneran	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 22, 2012

* Joseph A. Gaviola	Director	October 22, 2012

* Steven M. Cohen	Director	October 22, 2012

* James E. Danowski	Director	October 22, 2012

* Edgar F. Goodale	Director	October 22, 2012

* David A. Kandell	Director	October 22, 2012

* Terence X. Meyer	Director	October 22, 2012

* Susan V. B. O’Shea	Director	October 22, 2012

* John D. Stark, Jr.	Director	October 22, 2012

* By:	/s/ Brian K. Finneran
Brian K. Finneran
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of Suffolk Bancorp (filed by incorporation by reference to Exhibit 3.(i) to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 1999, filed March 10, 2000)

3.2	Bylaws of Suffolk Bancorp (filed by incorporation by reference to Exhibit 3.(ii) to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 1999, filed March 10, 2000)

4.1	Specimen Stock Certificate for Common Stock

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

10.1	Suffolk Bancorp 2009 Stock Incentive Plan (filed by incorporation by reference to Exhibit C to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2008, filed March 13, 2009)

10.2	Suffolk Bancorp Form of Change-of-Control Employment Contract (filed by incorporation by reference to Exhibit D to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2008, filed March 13, 2009)

10.3	Suffolk Bancorp Form of Change-of-Control Employment Contract (filed by incorporation by reference to Exhibit 10.3 to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2011, filed March 30, 2012)

10.4	Suffolk Bancorp Form of Option Agreement (filed by incorporation by reference to Exhibit 10.4 to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2011, filed March 30, 2012)

10.5	Suffolk Bancorp Severance Agreement (filed by incorporation by reference to Exhibit 99.1 to Suffolk Bancorp’s report on Form 10-Q for the quarterly period ended June 30, 2011, filed December 20, 2011)

10.6	Suffolk Bancorp Letter Agreement (filed by incorporation by reference to Exhibit 10.1 to Suffolk Bancorp’s Current Report on Form 8-K, filed January 3, 2012)

10.7	Form of Securities Purchase Agreement, dated as of September 18, 2012, by and between Suffolk Bancorp and the investor signatory thereto (filed by incorporation by reference to Exhibit 10.1 to Suffolk Bancorp’s Current Report on Form 8-K, filed September 20, 2012)

10.8	Form of Loan Purchase Agreement, dated as of September 19, 2012, by and between The Suffolk County National Bank of Riverhead and the purchaser signatory thereto (filed by incorporation by reference to Exhibit 10.2 to Suffolk Bancorp’s Current Report on Form 8-K, filed September 20, 2012)

16.1	Grant Thornton, LLP’s letter dated January 25, 2012 (filed by incorporation by reference to Exhibit 10.1 to Suffolk Bancorp’s Current Report on Form 8-K, filed January 25, 2012)

21.1	Subsidiaries of the Registrant (filed by incorporation by reference to Exhibit 22.1 to Suffolk Bancorp’s Form 10-K for the fiscal year ended December 31, 2011, filed March 30, 2012)

23.1	Consent of BDO USA, LLP

23.2	Consent of Grant Thornton, LLP

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included as part of Exhibit 5.1)

24.1	Power of Attorney